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                                                                      EXHIBIT 11





                   MECHANICAL DYNAMICS, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                   (Unaudited)

                                                             Three Months Ended          Six Months Ended
                                                                   June 30,                    June 30,
                                                          ---------------------------------------------------------
   in thousands, except share and per share data             1999           1998          1999          1998
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
   Basic Net Income (Loss) Per Share:
     Net income (loss)                                          ($503)         $733           ($29)         $120

     Weighted average common shares outstanding             6,247,776     6,195,229      6,241,446     6,153,296
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     Basic net income (loss) per common share                  ($0.08)        $0.12          $0.00         $0.02
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   Diluted Net Income (Loss) Per Share:
     Net income (loss)                                          ($503)         $733           ($29)         $120

     Weighted average common shares outstanding             6,247,776     6,195,229       6,241,446    6,153,296
     Effect of stock options                                   -            122,461         -             58,184
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       Adjusted shares outstanding                          6,247,776     6,317,690       6,241,446    6,211,480
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     Diluted net income (loss) per common share                ($0.08)        $0.12          $0.00         $0.02
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















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